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                                                        EXHIBIT C

         THE WARRANTS EVIDENCED HEREBY, AND THE SHARES
       OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF
         SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
              TRANSFERRED IN VIOLATION OF SUCH ACT.

                       WARRANT CERTIFICATE

                        522,000 Warrants

      To Subscribe for and Purchase Class A Common Stock,
                       $.001 Par Value, of

                SUPER VISION INTERNATIONAL, INC.

     THIS CERTIFIES that, for value received, HAYWARD INDUSTRIES, INC., or its registered successors or assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, subject to the provisions contained at the end of this sentence, from SUPER VISION INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), from time to time during the period from September 25, 1996 (hereinafter referred to as the "Issuance Date") through 5:00 P.M., New York time, on the Final Expiration Date (as hereinafter defined), one fully paid and nonassessable share of Class A Common Stock (as hereinafter defined), as such stock is constituted on the Issuance Date, subject to adjustment from time to time pursuant to the provisions hereinafter set forth, at the Exercise Price (as hereinafter defined), subject further to the conditions hereinafter set forth; provided, however, that the registered holder hereof shall not be entitled to exercise any Warrants evidenced hereby unless in each case an Exercise Event (as hereinafter defined) shall have occurred and, then, solely during the applicable Exercise Period (as hereinafter defined) and with respect to the number of shares equal to up to ten percent of the Subject Shares (as hereinafter defined). For purposes hereof, the following terms shall have the meanings set forth below:

     (a) "Eligible Warrants" shall mean any and all warrants, options or other rights to acquire any shares of Class A Common Stock from the Corporation, or any securities convertible into or exchangeable for Class A Common Stock, in each case outstanding on the Issuance Date or issuable directly or indirectly pursuant to warrants, options or other rights outstanding on the Issuance Date, and except for: (x) options issued pursuant to the Corporation's 1994 employee stock option plan, (y) the Warrants evidenced hereby and any other warrants issued to Hayward Industries, Inc. on the Issuance Date, and (z) rights to acquire from the Corporation shares held in escrow pursuant to an Escrow Agreement dated as of January 24, 1994, as amended March 17, 1994, among the Corporation, American Stock Transfer & Trust Company and certain stockholders of the Corporation;

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     (b)  "Exercise Event" shall mean each and every issuance of shares of Class A Common Stock pursuant to exercise of any Eligible
Warrants;

     (c) "Subject Shares" shall in each case mean the number of shares of Class A Common Stock issued pursuant to exercise of any Eligible Warrants upon an Exercise Event;

     (d) "Final Expiration Date" shall mean the date which falls 45 days after the later of the date of expiration of the last Eligible Warrant to expire or the issuance of the last share of Class A Common Stock issued pursuant to exercise of any Eligible Warrants; and

     (e) "Exercise Price" shall mean (i) the average closing sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock as reported by the Nasdaq National Market System, if the Class A Common Stock is so reported, or (ii) if not so reported, the last reported sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock on the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, or (iii) if not so reported or traded, the average of the last reported bid and asked prices of the Class A Common Stock for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock, as reported by the Nasdaq SmallCap Market or other automated quotation system of a registered national securities association, or (iv) if not so reported or traded, as determined by the Board of Directors of the Corporation in its reasonable discretion (any average calculated as aforesaid to be proportionately adjusted for any stock split, stock dividend, combination or reclassification that took effect during the relevant period).

     This Warrant Certificate is subject to the following provisions, terms and conditions:

     1. Promptly upon each Exercise Event, the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall set forth in reasonable detail the nature of such Exercise Event, the number of Subject Shares applicable thereto, the number of Warrants then exercisable as a result thereof and the Exercise Price of such Warrants.

     2. The Warrants evidenced hereby then exercisable may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal
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executive office of the Corporation, 2442 Viscount Row, Orlando,
Florida 32809 and upon payment to it by certified or official bank check or checks of the purchase price of the shares of Class A Common Stock purchased, in each case within 30 days of receipt of notice from the Corporation of an Exercise Event as aforesaid (each such period herein referred to as an "Exercise Period"). Any Warrants not exercised during the applicable Exercise Period shall be deemed to have expired. The Corporation agrees that the shares of Class A Common Stock so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten business days, after Warrants evidenced hereby shall have been exercised, and a new Warrant Certificate evidencing the number of the Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional shares of capital stock of the Corporation, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

     3. The number and kind of shares of Class A Common Stock of the Corporation subject to each Warrant evidenced hereby shall be subject to adjustment as follows:

          (a) Upon each adjustment of the number of shares of Class A Common Stock directly or indirectly subject to the Eligible Warrants, or any of them (whether as a consequence of any stock split, stock dividend, combination, reclassification, issuance of securities, or otherwise), the number of shares of Class A Common Stock issuable upon exercise hereof shall be similarly adjusted by an amount equal to ten percent of such adjustment in the Eligible Warrants.

          (b) No fractional shares of Class A Common Stock or scrip shall be issued upon exercise of the Warrants evidenced hereby. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon exercise of the Warrants evidenced hereby (or portion hereof), the Corporation shall pay a cash adjustment in respect of such fractional share of Class A Common Stock in an amount equal to the same fraction of the then current fair value of a share of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (c) No adjustment in the number of shares of Class A Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required unless such adjustment would require an increase or decrease of at least two percent in the number of shares of Class A Common Stock at the time issuable upon exercise of the Warrants evidenced hereby; provided, however, that any adjustments which by reason of this clause (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as otherwise set forth herein, all
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computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          (d) For purposes of this Warrant Certificate, the term "Class A Common Stock" shall mean shares of the Class A common stock, $.001 par value, of the Corporation, and shall also include any shares of capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding-up of the Corporation; provided, however, that the shares of Class A Common Stock receivable upon exercise of the Warrants evidenced hereby shall include only shares of Class A Common Stock as constituted on the Issuance Date including any stock into which it may be changed, reclassified or converted.

     4. If any consolidation or merger of the Corporation with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected after the Issuance Date or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of each Warrant evidenced hereby, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock of the Corporation equal to the number of shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of one Warrant evidenced hereby had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the registered holder of this Warrant Certificate to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants evidenced hereby.

     5. Upon any adjustment of the number of shares of Class A Common Stock subject to the Warrants evidenced hereby, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall state the number of shares of Class A Common Stock subject to the Warrants evidenced hereby resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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     6.   In case at any time:

          (a) the Corporation shall declare any dividend upon its shares of Class A Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Class A Common Stock);

          (b) the Corporation shall offer for subscription pro rata to the holders of its shares of Class A Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation;
     or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the holder hereof, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Class A Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     7. The Corporation shall at all times reserve and keep available out of its authorized shares of Class A Common Stock, solely for the purpose of its issue upon the exercise of the Warrants evidenced hereby as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the exercise of the Warrants evidenced hereby.

     8. The issuance of certificates of shares for Class A Common Stock upon the exercise of the Warrants evidenced hereby shall be made without charge to the holders of such Warrants for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrants evidenced hereby.

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     9.   The Corporation will at no time close its transfer books
against the transfer of any Class A Common Stock issued or issuable upon the exercise of the Warrants evidenced hereby in any manner which interferes with the timely exercise of such Warrants.

     10. The shares of Class A Common Stock issuable hereunder shall be subject to the registration rights set forth in the Registration Rights Agreement dated this date between the Corporation and Hayward Industries, Inc. to the same extent as if the provisions of said Agreement were reproduced in their entirety in this Warrant Certificate.

     11. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrant evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled to any rights whatsoever as a stockholder of the Corporation except as herein provided.

     12. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Corporation, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Warrant Certificate, of like tenor, in lieu of this Warrant Certificate.

     13. This Warrant Certificate and the Warrants evidenced hereby may not be transferred unless such transfer would not result in a violation of the provisions of the Securities Act of 1933, as amended (herein referred to as the "Act"). Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal office or agency of the Corporation referred to in paragraph 2.

     14. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

          (1)  if to the Corporation:

               2442 Viscount Row
               Orlando, Florida 32809

               Attention: President

               with a copy to:

               Alison Newman, Esq.
               Bachner, Tally, Polevoy & Misher LLP
               380 Madison Avenue
               New York, New York  10017-2590
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          (2) if to the holder of the Warrants evidenced hereby:

               620 Division Street
               Elizabeth, New Jersey 07207

               Attention:  President

               with a copy to:

               Howard Kailes, Esq.
               Krugman, Chapnick & Grimshaw
               Park 80 West Plaza Two
               Saddle Brook, New Jersey 07663-5835


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     IN WITNESS WHEREOF, Super Vision International, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers and this Warrant Certificate to be dated as of September
25, 1996.

ATTEST:                       SUPER VISION INTERNATIONAL, INC.


s/Michelle F. Ames
------------------            By s/Brett Kingstone
                                ------------------------------

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                        FORM OF EXERCISE

        (to be executed by the registered holder hereof)


The undersigned hereby exercises                Warrants to
subscribe for and purchase shares of class A common stock, $.001 par value ("Class A Common Stock"), of Super Vision International, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Class A Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

Dated:


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Instructions for registration of stock


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Name (please print)


Social Security or Other Identifying Number:


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Address:

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Street


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City, State and Zip Code